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March 12, 1999



Securities and Exchange Commission
450 5th Street, N.W.
Judiciary Plaza - Room 1004
Washington, D.C.  20549

Attention: Division of Corporate Finance

Re:      Annual Report on Form 10-K
         For the Year Ended December 31, 1998
         Commission File No. 1-8968

Gentlemen:

Pursuant to Rule 13a of the Rules and Regulations under the Securities Exchange Act of 1934, following is the Annual Report on Form 10-K of Anadarko Petroleum Corporation for the year ended December 31, 1998.

If you have any questions or need additional information with respect to this matter, please do not hesitate to call me at 281/874-3305.

Very truly yours,

/s/ DIANE DICKEY

Diane Dickey
Assistant Controller

DD:am